Exhibit 10.3

Contract No: JL-8P-XQYB-EDJK-2011002

Borrower (Party A): Jilin Hengchang Agricultural Development Co. LTD.

Address: 998 km point of Line 102, National Agricultural Technology District, Gongzhuling City.

Postal Code: 136100

Legal Representative: Wei Yushan

Fax: 0434-6278415   Tel: 0434-6278415

Lender (Party B): China Construction Bank Co. LTD, Jilin Siping Sub-branch

Address: No. 637 of Central West Road, Siping City

Postal Code: 136100

Head: Jiang Wenbo

Fax: 0434-3224225   Tel: 0434-3224225

Given the demand for working capital of Jilin Hengchang Agricultural Development Co. LTD, Party A applied for a line of credit and Party B agreed to provide the line of credit. In accordance with the relevant laws and regulations, Party A and Party B reached this agreement after willing negotiation, and both sides are willing to abide by the following clauses.

Article 1 Amount of comprehensive line of credit

The amount of loan provided by Party B to Party A is RMB EIGHTY MILLION (RMB 80,000,000.00)

The line of credit specified in this contract refers to the maximum limits of the principal balance of the loan for working capital provided by Party B to Party A during the valid period of line of credit agreed upon under this contract. During the valid period, the loan under this contract is revolving and can be used many times. As long as the outstanding principal balance of Party A under this contract is below the amount of line of credit, Party A can repeatedly apply for credit regardless of the number of credits and the amount of each single credit. However, the total amount of credits applied by Party A and the outstanding principal balance under this contract shall not more than the comprehensive line of credit.

Article 2 purpose of loan and repayment sources of the loan

Party A shall use the loan for daily working capital.

The detailed purposes and repayment sources are referred to Appendix I: Basic Information on the Loan.

Article 3 valid period of line of credit

The valid period of the line of credit （hereinafter called valid period of credit）is from April 11, 2011 to April 10, 2012. A single loan that occurs during the valid period of credit, its date of execution expiry is not limited by whether the valid period of credit expires or not.

When the valid period of credit expires, the not-yet-drawn line of credit automatically loses validity.

Drawdown of loan refers to the behavior that Party B releases a line of credit into a loan-releasing account according to the application of Party A and the stipulations of this contract.

Article 4 use of line of credit

1.
According to the maximum credit limits, Party A can apply for each line of credit based on the need during the period of credit, and both parties should go through the relevant procedures. The amount, interest rate, period and purpose of each loan shall be based on the drawdown notice of line of credit.

2.
Should the guarantor fulfill the guarantee obligations according to the guarantee contract, Party B shall make corresponding deductions on the principal of credit line based on the principal amount whose guarantee obligation has already been fulfilled.

3.	The amount of each line of credit applied by Party A shall be no less than
            RMB, and the period of each credit shall be no shorter than months and no longer than months.

Article 5 loan rates, penalty rates and rate calculation and settlement

1.	loan interest rates
The rate of the single loans under this contract is the yearly rate, floating up 30% based on the benchmark interest rate, and from the interest starting day to the day of clearing principal and interest of the loan, an adjustment shall be made based on the benchmark interest rate and the ratio of above stated floating up to down on the very day of interest rate adjustment every months. The day of interest rate adjustment is the corresponding day of the interest starting day of that month. If that month does not have a corresponding day of the interest starting day, the last day of that month is the rate adjustment day.

2.	Penalty interest rates
The penalty interest rate of the single loans shall be determined by the following provision under this contract.

2.1
When Party A fails to use the loan for the purposes according to this contract, the penalty interest rate shall be overcharging 100% based on the loan interest rate. If the loan interest rate adjusts according to the 1st clause of this article, the penalty interest rate simultaneously makes corresponding adjustment based on the loan interest rate after the adjustment and the above-stated up-floating range.

2.2
The penalty interest rate of overdue loans shall be overcharging 50% based on the interest rate stipulated in this contract. If the loan interest rate adjusts according to the 1st clause of this article, the penalty interest rate simultaneously makes corresponding adjustment based on the loan interest rate after the adjustment and the above-stated up-floating range.

2.3	Should overdue and embezzling circumstances occur to the loans, the more serious one shall be chosen to calculate the penalty rate and compound rate.

3.
When a single loan is drawn down, both parties may reach a separate agreement on the interest rate and penalty interest rate of this loan in the advice of drawing. The interest rate and penalty interest rate applicable to the provisions of this contract may also be selected. If both parties fail to reach an agreement, Party B has the right to withhold the loan.

4.	If the interest rate or penalty interest rate stipulated in this article disagrees with what is stipulated in the advice of drawing, the provision of the advice of loan drawing shall be used.

5.
The interest starting day stipulated in this article refers to the day when the single loan is transferred onto the loan-releasing account stipulated in Article 8 of this contract (herein after called the loan-releasing account).

6.
The benchmark interest rate stipulated in this article refers to the credit rate of the same period and the same level prescribed by the People’s Bank of China. Shall the People’s Bank of China stop issuing the credit rate of the same period and the same level, the benchmark interest rate refers to the credit rate of the same period and the same level widely recognized by the banking industry or the usual rate. Those otherwise stipulated by both parties are not included.

7.
The interest rate shall be calculated from the day when the loan is transferred onto the loan-releasing account. The interest shall be calculated by day. Daily interest rate=yearly interest rate/360. Shall Party A fail to pay the interest on the interest settlement day as stipulated in this contract, then compound interest shall be calculated from the next day.

8.	Interest settlement

8.1
Loans based on fixed interest rate shall use the stipulated interest rate for calculation when settling the interest. Loans based on floating interest rate shall use the determined interest rate of the period in each floating period for calculation. Shall there be multiple floating interest rates in a single interest settlement period, the interest of each floating period shall be calculated first, and on the day of interest settlement, the interest of that period shall be calculated by adding together all the interests of each floating period.

8.2	The interest of the loan under this contract shall be settled with the first method as described below.

8.2.1	settlement by month, the interest settlement day is fixed on the 20th day of each month.

8.2.2	settlement by quarter, the interest settlement day is fixed on the 20th day of the last month of that quarter.

8.2.3

Article 6 fee of management of line of credit

Party A shall pay Party B the fee of management of line of credit  within business day after signing of this contract.

Article 7 the release and payment of loan

1.	Application for drawing and using a line of credit
When Party A draws a line of credit, it shall submit to Party B an application for drawing line of credit. As of a single line of loan of more than RMB, drawing application for line of credit shall be submitted business day in advance. Party B shall make a decision on whether to release to Party A within business days upon receiving the drawing application for line of credit.

2.	Pre-requisites for releasing loan
Unless Party B has entirely or partially given up, Party B shall not have the obligation to release loan unless all of the following pre-requisites are continually fulfilled.

2.1	Party A has completed approval, registration, handover, insurance and other legal processes related to loan under this contract.

2.2	Guarantor stipulated in this contract and meeting the requirements of Party B has been effective and shall remain effective.

2.3	Party A has opened the account for drawdown and repayment as required by Party B.

2.4	Party B has received the application for drawing and using line of credit from Party A and consent to it after examination.

2.5
This contract provides that Party A shall pay Party B fee of management of line of credit. Party A has paid Party B in full fee of management of line of credit punctually as stipulated in this contract.

2.6	Party A has not breached any of the clauses of this contract.

2.7	Nothing that might endanger the debtor’s credit stipulated in this contract has ever occurred to Party B.

2.8	No prohibition or restriction of releasing loan under this contract from Party B in laws, rules and regulations, or with authorized institutions exists

2.9	Financial barometers of Party A have been continually fulfilled the requirements listed in Appendix II: Financial Barometer Restriction Clauses.

2.10	Party A has submitted related information stipulated in this contract before releasing loan.

2.11	The information Party A provides with Party B is legal, true, complete, accurate, valid, and agreeable with other requirements made by Party B.

2.12	Other prerequisites:

3.	Information Party A needs to provide
Both Party A and Party B choose the following  (select 1 or 2) provision concerning the information Party A shall provide.

3.1

3.1.1	Only needs to fit the second situation as follows.

1)The amount of a single line of credit to be drawn is more than 30 million RMB and below the drawdown item there is any sum of planned exterior expenditure more than 30 million RMB.

2)Then Party A shall provide Party B with the following items no later than   business days before drawing single line of loan.

1)	Loan transfer document has been signed and stamped by Party A and payment settlement document has been signed and stamped by Party A.

2)	Transaction materials (including but not limited to commodities, labor, capital contracts, and/or invoices, etc, written or electronic documents that may prove definitive purposes of line of loan)

And other material required by Party B (including but not limited to various documents such as the business certificates of whom Party A have transactions with, authorized proxy, corporate articles, decisions of shareholder or board conference )

3.2
Except for the situation described in the first clause, or after Party B checked the above materials provided by party A, party B agrees on the application of article 5 which allows for the direct payment by party A, party A shall provide party B the following materials no later than  business days before the single loan is drawn.

3.2.1	funds-spending plan corresponding to planning-to-issue line of loan (form of the plan is referred to appendix 3)

3.2.2	loan transfer document signed and stamped by Party A

And other materials required by party B (including but not limited to all kinds of relevant materials owned by party A’s trade partner such as the business license, authorized proxy, articles of incorporation, decisions at shareholder minutes, etc. )

(2) Regardless of the amount of single credit of loans, party A shall provide Party B with the following materials in the business day which is immediately prior to the day in which the single loan is released.

1)	loan transfer document signed and stamped by Party A and payment settlement document signed and stamped by Party A

2)	Transaction materials (including but not limited to commodities, labor, capital contracts, and/or invoices, etc, written or electronic documents that may prove definitive purposes of line of loan)

And other materials required by Party B (include but not limited to various documents such as the business certificates of whom Party A have transactions with, authorized proxy, corporate articles, decision of shareholder or board minutes)

4.	Party B’s entrusted payment

4.1	The circumstances in which Party B is entrusted with payment

As long as usage of single loan fits the second situation listed below, party B is entrusted to pay. That is, party A shall not repeal the entrustment which grants party B to pay party A’s trade partners capital of the loan. Party A shall not directly pay trade partners or other parties the loan mentioned above.

1)
The amount of a single line of credit to be drawn is more than 30 million RMB and below the drawdown item there is any sum of planned exterior expenditure more than 30 million RMB. Party B deems it fits for the definitive characteristics of payment object after checks materials provided by Party A.

2)	Regardless of the amount of single credit of loan to be drawn, entrusted payment of Party B shall be equally adopted.

3)

4.2
when party B is responsible for entrusted payment, party B shall deposit the loan in the loan issuing account, and then pay the loan directly to party A’s trade partners through this account. Party A shall not use the loan in any other ways (include but not limited to account transfer or withdrawing cash)

4.3
Party B will formally check the sum, the time, the objects and the ways of payments, as well as the accounts, based on the materials offered by party A. If party A is qualified after the examination is done, the capital of the loan will be paid to party A’s trade partners. Party B’s obligation of entrusted payment is fulfilled, as long as the capital is deposited in the account of party A’s trade partner.

4.4
party B’s formal examination mentioned above is not the verification of the authenticity and legality of the trade. It also does not mean that party B can get involved in the relation between party A and its trade partners, or any conflicts among any third parties, or that party B needs to take any responsibility or obligations of party A. party A shall pay party B for any losses caused in the process of entrusted payment.

4.5
if the loan is not successfully paid or deposited into party A’s trade partners’ accounts in time, due to the fact that the materials provided by party A are incomplete, false, fictitious, not corresponded to the specific application of the loan, or there are any conflicts between their information, etc. which are not the fault of party B, the problems will be dealt with as listed below.

1)
Party A is responsible for all the consequences caused by those reasons mentioned above, include but not limited to the losses caused by the unsuccessful or delay of the payments to party A’s trade partners. Party B is free from the responsibility. Moreover, party A shall make compensation to party B for all the losses incurred in such occasions.

2)	For this part of the loan, party A shall not use it in any ways (include but not limited to account transfer or withdrawing cash).

3)	Party A shall fulfill the obligations of providing and revising those materials again, within business days according to requirements of party B.

If party A violates any one of the stipulations, party B is entitled to withdraw that part of the loan prior to scheduled time line.

4.6
Party A is responsible for all of the failure, mistakes and delay in loan payment, and all risks and losses which are not caused by party B. party B is free from those. Party A shall make compensation for party B’s losses which are caused by party A in such occasions as well.

5.	Direct payment by Party A
If the use of the single loan does not accord with the first item of the fourth clause, which describes the entrusted payment of party B, Party A’s direct payment can be adopted. That is, according to party A’s withdrawal application, after party B deposits the loan into the issuing account, party A will pay it to the trade partners by itself. Party A shall make sure that the trade partners are corresponded to the trade materials and the specific use of the loan.

6.
Once the capital is deposited into the issuing account, party B has already fulfilled its obligation of offering the money. Party A shall insure that the issuing account works (include but not limited to those which are not frozen by the entitled organization). Party B is responsible for all those losses, risks, capital frizzing or locking by entitled organization that occur after the capital is deposited into the account. Party A shall also make compensation for all the losses of party B caused in such occasions.

7.	change of payment methods
If any situations as listed below occurs, party B is entitled to change the payment methods, including but not limited to those which are suitable for the modulation of entrusted paying( e.g. to modulate the capital standard of the entrusted payment), the change of the paying method of single loan, etc.

7.1	party A violates any item of this contract

7.2	There are any occasions which are likely to threaten party B’s creditor rights, based on the stipulations listed in the contract.

7.3	When party B has changed the payment method, party A shall offer the relevant materials in according to the formulation set in this contract and the requirement of party B.
When party B has changed the payment method, party A shall offer the relevant materials in according to the formulation set in this contract and the requirement of party B.

Article 8 Use and Supervision of account

1.	Loan-releasing account
The loan issuing account provided in this contract is based on the one as followed.

1.1
After the contract comes into effect, within business days and before the first loan is offered, party A shall open a specialized loan issuing account for party B, and this account is only used for all the loan issuance and payment provided in this contract.

1.2	the other accounts opened by party A for party B (account number )

2.	Capital Collection account

2.1
After the contract comes into effect, within business days, party A shall open a capital withdrawal account for party B or change the current account which is opened for party B into capital withdrawal account.

2.2
party A shall send monthly report to party B about the flow of the capital in the capital withdrawal account. Party A shall send the report to party B within seven business days in the beginning of each month.

2.3	Party B has the right to administrate the capital flow of this account. Specifically, the capital collection account shall meet the following requirements:

1)	average deposit amount in the account

2)	The time when the collection of funds from circulation is accomplished

3)	the ratio of money deposited into the account to the total returned money

4)	the limitation of a single withdrawal of funds from the account

5)	the limitation of daily withdrawal of funds from the account

6)	the restrictions on E-bank application of the account

7)	The funds in the account can be withdrawn after get the permission from Party B

8)	This account shall be exclusively used to repay the loans in the contract, not any other loan.

9)

10)	Other requirements from Party B

11)	The above regulations shall be carried out based on relevant rules in the account management agreement reached by Party A and party B.

Article 9 repayment

1.	repayment principles
Repayment by Party A under this contract shall be made by adhering to the following principles.

Party B has the right to use the repayment from Party A for the various expenses that should be paid by Party A but has been pre-paid on behalf of Party A by Party B, and for the realization of expenses of credit. The remaining amount shall follow the principle of repaying interest before principal and loan clearing with the principal and interests. However, for 90 days principal or interest overdue loans, or loans for which laws, rules and regulations have otherwise stipulated; the repayment of Party A shall be made on the basis of principal coming before interest after the above mentioned expenses have been reimbursed.

2.	payment of interest
Party A shall pay due interest to Party B on the day of drawdown. The first day of interest payment shall fall on the first day of drawdown after the loan has been released. The principal and interest shall be paid off on the final installment of repayment.

3.	plan of repayment
Party A shall repay the principal according to the principal repayment plan stipulated on the line of credit loan-drawing notice.

4.	method of repayment
Party A shall deposit sufficient funds that should be paid for the installment on the capital collection account or other accounts opened by Party B and automatically transfer repayment of the loan (and Party B also has the right to transfer money for loan repayment from the account) prior to the payment day, or transfer funds from other accounts to repay the loan on the repayment day stipulated in this contract.

5.	repayment in advance
If Party A is able to pay off the loan prior to the scheduled time line, it shall submit to Party B a written application thirty business days in advance and may pay off part or entire amount of the principal with Party B’s permission.

When Party A repays the loan in advance, interests shall be calculated according to the actual days of using loan and loan interest rates stipulated in Article 5 under this contract.

If Party B agrees that party A can repay the loan in advance, party B has the right to charge compensation fees. The amount of compensation shall be determined by the first method described below.

5.1.	Compensation amount=repayment-in-advance amount X number of months-in-advance X %. Less than a month shall be calculated as one month.

5.2.

If Party A repays part of the loan principal by installments, it shall repay the loan in the reverse order stipulated in the repayment plan. After repaying in advance, the outstanding credit shall be executed according to the loan rates agreed upon in this contract.

Article 10 Party A’s rights and obligations

1.	the rights of Party A

1.1	has the right to make an application for the drawing and use of the loan according to the stipulations of this contract.

1.2	Has the right to use the loan for the scope of purpose stipulated in this contract.

1.3
Has the right to request Party B keep confidential for the relevant financial report and business secrets concerning production and management. However, those for which the laws, rules and regulations have other stipulations, or authorized institutions have other requirements, or both parties have other stipulations are not included.

1.4
Has the right to reject the bribes demands from Party B and its personnel. It has the right to report to relevant authorities the above mentioned behaviors and those in violation of the state’s laws and rules on credit rates, service charges, etc.

2.	the obligations of Party A

2.1	to draw the loan and pay off the principal and interest in full according to the agreement, and to cover the expenses stipulated in this contract.

2.2
To provide Party B with various reports within 15 business days of the first month of each quarter, such as financial reports, production and management statement report, etc, including but not limited to providing Party B with the balance sheet by the end of the previous quarter and income statement by the end of the previous quarter (for public service units, it’s the Income and Expenditure account). And by the end of the year, Party A shall provide the annual cash flow report without delay and ensure the information it provides is legal, true, complete, accurate and valid. It shall not provide false information or hide important management or financial facts.

2.3
If Party A encounters serious adverse circumstances which affect its debt-repaying capabilities, or other situations that endanger the credit of Party B, or there is a industrial-commerce-registration change in names, legal representative (head), addresses, business scope, registered capital, or company (enterprise) charter, it shall give a written notice to B within 3 business days after the changes, and attach the relevant renewed materials.

2.4
Party A shall use the capital of loan for the purpose stipulated in this contract, and shall not misappropriate, embezzle or use the loan of the bank for illegal, rule-violating transactions; not use the loan as fixed assets and equity investment; not use for the fields and purposes whose production and management is prohibited by the state; not replace the liabilities caused by Party A’s investment in fixed assets or equity. It shall cooperate with and accept Party B’s examination and supervision of its production and management and financial activities, and the use and payment of the loan under this contract. It shall cooperate with and accept the relevant post-credit management demands from Party B. It shall not surreptitiously withdraw capital, relocate its assets or take advantage of association transactions to evade its debt to Party B. It shall not make use of false contracts made with the associated parties, or bonds like notes receivables or accounts receivables without actual trade background to discount bills or pledge in the bank, or fraudulently obtain funds or line of credit. Party A shall pay off the capital of loan according to this contract and not evade the entrusted payment of Party B by ways such as breaking up the whole into parts.

2.5	If Party A uses the loan under this contract for production and manufacture, state regulations on environmental conservation shall be observed.

2.6
Prior to paying off Party B’s principal and interest of the loan, Party A shall not provide guarantee for the third party with the assets formed by the loan under this contract without Party B’s permission.

2.7
If Party A is a group client, it should write an immediate report to Party B that a transaction covers more than 10% of the net assets. The report includes (1) related parties transaction, (2) items of the transaction and nature of the transaction, (3) the transaction amount and the corresponding percentage and (4) the pricing policies (including those with no or only a nominal amount of the transaction).

2.8
Party A shall receive the written consent from Party B if Party A is to make significant decisions, such as merge, divide, spin off, make exterior investment, or substantially increase debt financing, etc. However the written consent does not affect Party B’s right to adopt remedy measures stipulated under this contract when Party B deems that the above mentioned behaviors might endanger Party B’s credit safety.

2.9
Should direct payment of Party A is adopted, Party A shall give a monthly report on the use and payment of the loan. Party A shall give a summary report on the use and payment of the loan of the previous month and submit the detailed list of actual use of the loan no later than within the first business days of the month until the loan is paid off. The format of the summary report is referred to Appendix IV.

Article 11 The Rights and Obligations of Party B

I. Party B enjoys the rights to require Party A to repay the principal, interest and other fees according to the schedule, to rein back the loan ahead of time in view of the capital withdrawing situation on the part of Party A, and to practice any other right regulated in the contract and demand Party A to fulfill any other obligation ruled in the contract.

II. To safeguard its rights as a creditor, Party B is entitled to participating in Party A’s activities like big-sum financing (namely, the total sum exceeding RMB 5 million, or the equivalent in foreign currency), sale of assets, merger, discretion and shareholding reform, etc. The specific way of participation is ruled in the first item in the following.

1.	Party A must get Party B’s written agreement before conducting any activity regulated above.

2.	Party B arranges party A’s big-sum financing.

3.	In determining the price and buyer of party A’s assets, the following rule should be abided by.

4.	.

5.	Other ways that should be adopted in the view of party B

III. The loan should be issued according to the regulations in the contract, except for delays and failures due to the faults caused by party A or other faults that is not caused by party B.

IV. Confidentiality should be given to the financial documents and manufacturing and managing business secrets provided by party A, except for other requirement described in laws and regulations or required by some government authorities or when the both sides have agreed with.

V. Any bribe to or from party A and its staff is forbidden.

VI. Any dishonest action or actions that may harm the interests of party A is forbidden.

Article 12 Liability for Breach of Contract and Remedial measures for Possible Endangered Party B’s Creditor Right

I.  Situations where party B breaches the contract and the consequential responsibilities

1.	When party B refuses to abide by the contract and issue the loan without a sound reason, party A can demand party B to continue its loan issuing as has been regulated in the contract.

2.	When party B, against relevant national laws and regulations, collects extra interest or fees from party A, the latter party is entitled to demanding the former one to pay it back.

II. Situations where party A breaches the contract

1.	When party A breaches any regulation in the contract or fails to fulfill any regulated obligation.

2.	When party A evidently shows through its words or behavior its will not to fulfill any obligation ruled in the contract.

III. Situations where party B’s rights as a creditor might be threatened.

1.
If any of the following situations occurs, party B can assume that its rights as a creditor might be threatened: situations where contracting, trusteeship (taking over), renting, shareholding reform, registered capital reduction, investment, joint operation, merger, purchase, recombination, discretion, capital joining, shift of stock rights, practical increase of debt financing, obliged application for business suspicion and standardization, obliged application for dismissing and revocation, obliged application for bankruptcy, for shareholders shift or major assets transfer, for production halting, etc., being heavily fined by authorities, the cancellation of registration, the cancellation of business license, the involvement in major legal disputes, the grave difficulty in manufacturing or finance, the declining of the credit status or the failure of the legal representative or the principals to normally fulfill their obligations take place on the part of party A.

2.
If any of the following situations occurs, party B can assume that its rights as a creditor might be threatened: When party A fails to pay off other debts by the deadline (including the due debts to all the branches of CBC or due debts to a third party), transfers its possession at a low price or free of charge, discounts or cancels the debt of a third party, is lazy in exercising its rights as a creditor or other rights or provides guarantee for the third party; when the financial index of party A fails to continuously meet the requirements in Affix 2 “Terms on Restrictions of Financial Index”; when unusual fluctuation happens to the funds in any account (including but not limited to accounts monitored by party B, like the account of returned money ) of party A; when major breach on the part of party A occurs; when the main business of party A suffers from poor profits; when the loan is used abnormally.

3.
Situations where the shareholders of party A make excessive use of their independent corporate body status or the limited responsibility of shareholders to escape from debts, and thus party B can assume that its rights as a creditor might be endangered.

4.	situations where any pre-condition of the loan issuing is not continuously met.

5.	When any of the following situations occurs to the guarantor, party B can assume that its rights as a creditor might be threatened

5.1	when the guarantee violates any items of the contract, or there are some faults, errors, or omissions in the statement which does not accord with the promised items.

5.2
when any of the following situations takes place: situations where contracting, trusteeship (taking over), renting, shareholding reform, registered capital reduction, investment, joint operation, merger, purchase, recombination, discretion, capital joining, shift of stock rights, practical increase of debt financing, obliged application for business suspicion and standardization, obliged application for dismissing and revocation, obliged application for bankruptcy, for shareholders shift or major assets transfer, for production halting, etc., being heavily fined by authorities, the cancellation of registration, the cancellation of business license, the involvement in major legal disputes, the grave difficulty in manufacturing or finance, the declining of the credit status or the failure of the legal representative or the principals to normally fulfill their obligations take place and the guarantee ability of the guarantor is influenced.

5.3	Situations where the guarantee ability is lost or may be lost.

6.	collateral or pledge comes across anyone of the following situations, where party B will regard as threatening the creditor’s rights granted by this contract.

6.1
the collateral or pledge is damaged, destroyed, or lessened in value, due to a third party’ s behaviors, the country’s levy, confiscation, expropriation, gratuitous retrieve, dismantling, the change of market quotations or any other reasons.

6.2	collateral or pledge is sealed, detained, frozen, took into custody, remained, auctioned, governed by administrative bodies, or the ownership is disputed.

6.3	mortgagor breaches pledge contract or any item of the contract, or there are some faults, errors, or omissions in the statement which does not accord with the promised items.

6.4	any other occasions which threaten the realization of party B’s pledge rights.

7.
The guaranty is not effective, invalid, repealed, or removed. The guarantee violates the contract or shows through words or behaviors that he or she will not fulfill the responsibility of guarantying. Or the guarantee is partly or completely deprived of the guarantying ability, the worth of the guaranty decreases, or other occasions which is believed to threaten the creditor’s rights granted by this contract. Or

8.	any other occasions which threaten the realization of party B’s pledge rights.

Remedial measures of party B

If any of the occasions listed in the second or the third item in this term occurs, party B is entitled to perform the following one or several rights:

1.	to stop releasing loans

2.	to add some conditions for offering loans and loan payment.

3.	to change the loan payment methods based on the conventions in this contract.

4.	to declare that the loan is becoming due soon, and to require party A to pay back all those capital, interest and fees that is both due or undue.

5.	to adjust, cancel or stop releasing loans, or to adjust the valid period of line of credit.

6.
should  party A fail to use funds for stipulated purposes, for the embezzled part, interest and compound interest shall be calculated from the day of using the loan to the day when principal and interest is paid in full based on penalty interest rate and the interest settlement method as stipulated in this contract.

7.
for overdue loans, for the principal and interest party A fails to pay off in full when it becomes due (including principal and interest that has been declared entirely or partially as early maturity), interest and compound interest shall be calculated from the day of using the loan to the day when principal and interest is paid off in full based on penalty interest rate and the interest settlement method as stipulated in this contract. Overdue loans refer to party A’s behavior that party A has failed to pay off in due time or exceeded the stipulated times of repayment of principal by installments.

Before the loan is due, for the interest party A has failed to pay off in due time, compound interest shall be calculated based on the interest rate and interest settlement method stipulated in this contract.

8.	Other remedial measures, including but not limited

1)	to collect the funds in RMB or any other currency deposited on the account party A opened in the system of China Construction Bank, and it is not obliged to notify party A in advance.

2)	execute the right of guarantee

3)	to demand that party A provide new guarantor that meet the requirements of party B for all the debt stipulated under this contract.

4)	to reject party A to deal with the corresponding deposits party A has placed in the account opened with the China Construction Bank System (including but not limited to capital collection account)

5).	to cancel the contract.

Article 13 other provisions

1.	undertaking of expenses
Expenses generated in this contract and related to guarantee under this contract, including lawyer, insurance, assessment, registration, preservation, identification, notarization, taxation, technology, environmental conservation, payment of settlement processing fees, etc, shall be covered by party A. Those stipulated otherwise by both parties are not included.

All the expenses arising from the cost of achieving debt for party B (including but not limited to litigation, arbitration, property preservation, travel, mandatory execution, assessment, auction, notarization, express, notice, lawyer, etc) shall be covered by party A.

2.	use of party A’s information
Party A agrees that party B may check party A’s credit status with the database approved of and built by People’s Bank of China and the departments in charge of credit and collection of credit information, and with relevant units and departments. And agrees that party B may provide party A’s information for the database approved of and built by People’s Bank of China and the departments in charge of credit and collection of credit information. Party A also agrees party B may properly use and reveal party A’s information arising from business needs.

3.	Notice of collection
For overdue principal and interest and other circumstances of breaching contract by party A, party B has the right to notify relevant units or departments; has the right to conduct notice collection via news media.

4.	Evidential effect of party B’s records
Unless there exists reverse evidence, the internal accounting statements of such contents as concerning principal, interest, expenses and repayment records by party B, receipts or documents generated in the process of withdrawing funds, repayment, paying interest by party A and produced or preserved by party B, and records or documents of party B’s collection of loan all constitute definitive evidence effectively proving the relation of debtor and creditor between party A and party B. Party A shall not put forward objections just on the basis that the above mentioned records, statements, receipts, document are unilaterally made by party B.

5.	preservation of rights
The rights of party B under this contract shall not affect or exclude him from enjoying any rights according to laws, rules and other contracts. Any tolerance, indulgence, favor or delay of executing any rights to any breach of the act or delay of Party B under this contract, shall not be deemed as giving up the rights under this contract or as permission or affirmation of any act of violating this contract, and shall not limit, restrict and hinder the continual execution of this right and any other right, and shall not cause party B to fulfill party A’s obligations and responsibilities.

6.
Except for the debt under this contract, should party A undertake other due debts for party B, party B has the right to collect the funds in RMB or any other currency deposited on the account party A opened in the system of China Construction Bank to pay off any due debt. Party A agrees that no objection shall be put forward.

7.
Should changes occur to the mail address or contact methods of party A, it should instantly give a written notice to party B. Any loss caused by failure to advise punctually shall be covered by party A.

8.	Collection of funds that should be paid
Concerning all of the funds that should be paid under this contract, party B has the right to collect the funds in RMB or any other currency deposited on the account party A opened in the system of China Construction Bank, and it is not obliged to notify party A in advance. Should there is a need to go through the procedures of exchange settlement, or purchase and sale of foreign currency; party A has the obligation to assist party B in the procedures. The risks of exchange rate shall be taken by party A.

9.	methods of resolving disputes

Should disputes arise from execution of this contract, they may be resolved through negotiation. Should negotiations fail, they shall be settled through the first method described below:

1.	Submit to the People’s Court of the location of party B for judgment.

2.
Submit to Arbitration Committee (location of arbitration is ) for arbitration according to the currently effective arbitrary rules at time of application for arbitration. The arbitration is final and has binding power for both parties.

During the Arbitration, the clauses of this contract not related to disputes remain effective.

10.	Conditions for this contract to take effect

This contract becomes effective after being signed and stamped by legal representative (head) or authorized person of party A, and signed and stamped by head or authorized person of party B.

The appendices, application for drawing line of credit, advice of drawing line of credit, various documents and other legal documents that constitute relation of debtor and creditor are all integral part of this contract, and therefore have equal legal effectiveness with this contract.

11.	This contract has six original copies.

12.	Other consulted items

Article 14 clauses of statement

1.	Party A clearly knows the business scope and authorized scope of party B.

2.
Party A has already read all the clauses of this contract. Requested by party A, party B has made corresponding explanations of those clauses. Party A has had an entire knowledge and full understanding of the meaning and the legal consequences of the clauses of this contract.

3.
The signing and fulfilling the obligations under this contract by party A is in line with the laws, administrative rules, regulations, articles of association of party A, or decrees in the internal organizational documents, and has been granted permission by the authoritative body inside the company and/or authoritative departments.

4.	Operation of party A is in line with laws and regulations.

5.	Party A has continual operational capacity and legal repayment sources.

6.	Party A promises to use the loan under this contract for specific purposes of credit based on true needs, not out of the scope of actual needs.

7.	Party A and its controlling shareholders have good credit status, without serious bad records.

8.
Party B has the right to entrust China Construction Bank and its branch offices with releasing funds under the loan under this contract, and with executing and fulfilling the rights and obligations under this contract. Party A has no objection of this.

9.
Party A states that upon materializing this contract there exists no behavior or circumstances in violation of laws, rules and regulations concerning environmental conservation, energy-saving and emission reduction, pollution decreasing. And promises to strictly abide by laws, rules and regulations concerning environmental conservation, energy-saving and emission reduction, pollution decreasing after signing the contract. Should the above statement of party A be false, or the above promise fail to realize, or party A may cause waste of energy, pollution risks, then party B has the right to suspend releasing funds under the loan, or to declare an early maturity of principal and interest of credit, or to adopt other remedy measures stipulated in this contract or permitted by the laws.

Party A (stamp)

Legal representative (Head) or authorized person (signature)

March 28, 2011

Party B (Stamp)

(Head) or authorized person (signature)

March 28, 2011

Appendix I

Basic Information on Use of Credit

1.	Detailed purposes of line of credit under this contract

Purchasing corn

Without party B’s consent, party A shall not alter the specific purposes of line of credit.

2.	Repayment sources of line of loan under this contract

Incomes of sales

Party A shall ensure that repayment sources are true, legal, stable and sufficient in repayment cash flow.

3.	Other information

Appendix II

Financial Barometer Binding Clauses

The financial indexes of party A shall continually conform to the following restrictions.

After notifying party A business days in advance, party B has the right to alter the above restrictions.

Appendix III

A Plan for using the loan

Contract No

Date of drawdown

Serial No          Planned Purposes     Estimated Paid Amount    Estimated Paid Object (if there is)      Note

Total

Name of Borrower   Stamp

Appendix IV

A Summary of Direct Payment

Contract No

Date of Submission

Serial No.    Actual purposes    Payment Object    Evidential Material    Whether planned events

Total

Name of Borrower   Stamp

Internal Assessment Conclusion             Client Manager   Signature

Issuing and paying Position   Signature